Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Third Quarter Fiscal Year 2023 Financial Results

Delivers Record Revenue, Operating Margin, and EPS and Raises FY23 Outlook

Morrisville, NC, April 26, 2023 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its third fiscal quarter ended March 31, 2023.

Fiscal Third Quarter Results:

•
Revenue $332.5 million, up 16% year-over-year, and up 4% quarter-over-quarter
•
SaaS ARR* $117 million, up 22% year-over-year, and up 2% quarter-over-quarter
•
GAAP diluted EPS $0.17, compared to $0.10 in Q3 last year and $0.13 last quarter
•
Non-GAAP diluted EPS $0.29, compared to $0.21 in Q3 last year and $0.27 last quarter
•
GAAP gross margin 57.7% compared to 56.5% in Q3 last year
•
Non-GAAP gross margin 59.1% compared to 58.0% in Q3 last year
•
GAAP operating margin 8.9 % compared to 6.1 % in Q3 last year
•
Non-GAAP operating margin 15.6 % compared to 12.5% in Q3 last year
•
Net cash provided by operating activities of $48.2 million
•
Free cash flow of $45.8 million
•
Repurchased 1.35 million shares for $25.0 million

President and CEO Ed Meyercord stated: "Extreme delivered another quarter of record results punctuated by improving supply chain conditions, the strengthening of our competitive position, and solid execution. Market share gains were highlighted by 20% growth in bookings from new customers during the quarter, which drove sequential product bookings growth of 6%. The combination of our enterprise cloud and fabric networking solutions deliver a simplified experience for customers and provide our team a competitive advantage in the field. Our funnel of opportunities is up double-digits and we expect higher sequential bookings growth as we head into Q4."

"We believe the improving supply chain and cloud software subscription growth will support an over 20% year-over-year revenue increase in Q4. We also expect earnings to more than double year-over-year, on both a GAAP and Non-GAAP basis, driven by gross margin expansion and operating leverage," continued Meyercord.

Interim CFO Cristina Tate noted: "Extreme's record quarterly revenue and operating profit resulted in another quarter of strong cash flow, which allowed us to repurchase $25 million of stock and reduce our debt by $25 million, lowering our net debt to $34 million. We've raised our full year FY23 revenue outlook to 16% year-over-year, which is the midpoint of our guidance. We remain committed to our long-term outlook of mid-teens topline growth and margin expansion through FY25."

Recent Key Highlights:

•
Extreme extended its industry-leading Fabric solution to the edge of the network, making it simple for customers to securely connect and manage distributed environments from a single platform: ExtremeCloud. As a result, customers can lower operating costs, automate IT workflows for efficiency and improve application performance across their organization.
•
Extreme will host its annual user conference, Extreme Connect, from May 8-11, 2023, in Berlin, Germany. The event will include innovative new product introductions, expert guest speakers, hands-on demonstrations and more. Tune in virtually to a 60-minute live news broadcast from Extreme Connect Berlin starting at 3 p.m. CEST/9 a.m. ET on May 9 and 10 via Extreme’s LinkedIn or YouTube channel.
•
Kroger selected Extreme as its partner to help drive impactful, engaging in-store experiences and streamline store operations as it creates the store of the future. Kroger will deploy ExtremeCloud IQ cloud management and Wi-Fi 6E access points to create optimized experiences for customers and associates with services including “scan-as-you-go,” inventory location and temperature sensing applications.
•
In partnership with Comcast, Extreme deployed Wi-Fi 6E Access Points, ExtremeCloud IQ and Universal Switches at Oracle Park, home of the San Francisco Giants, making it the first major sports venue to be 100 percent Wi-Fi 6E ready. In partnership with Verizon, Extreme deployed the largest outdoor Wi-Fi 6 network in the U.S. at Daytona International Speedway.
•
Global healthcare organizations are increasingly investing in Extreme solutions including Dr. Sulaiman Al Habib Medical Services Group (HMG), one of the largest providers of comprehensive healthcare services in Saudi Arabia, as well as Prima CARE in the US, West Suffolk NHS Foundation Trust in the UK and ASST Mantova in Italy. As a result, these organizations can support bandwidth-intensive medical applications, ensure security of devices and patient data, improve operational efficiency, and progress patient care.
•
SK IE Technology Co., one of South Korea’s leading materials solutions providers and manufacturer of EV batteries, selected Extreme’s Universal wired and wireless solutions to support operations at their battery plants, enabling improved connectivity for operational needs including forklift monitoring and tracking key battery components.
•
Kingston University, one of London’s leading higher education institutions, selected Extreme to deploy a new campuswide, cloud-managed and fabric-enabled Wi-Fi 6E network. The University can now more easily secure and manage its network and better support new, innovative classroom technology, including AR/VR, high-resolution video streaming, IoT devices used in classrooms and personal devices brought in by students and staff.

•
Catawba College will deploy a new end-to-end network with a number of Extreme solutions, including ExtremeCloud IQ CoPilot. Catawba will leverage Machine Learning and AI featured in CoPilot to proactively detect network anomalies, improve network performance, reduce time consuming tasks for the IT team and streamline operations. Catawba will also offer Extreme Academy as part of its computer science curriculum, giving students a modern and foundational curriculum for a career in networking.
•
Cedar Fair Entertainment Company, one of the largest regional amusement-resort operators in the world, selected Extreme to deploy Wi-Fi 6E-ready networks across its properties to provide high-speed connectivity and bandwidth for operational needs like digital signage and cashless payments as well as guest devices. In partnership with Comcast, the network is centrally managed from the cloud, reducing the time it takes for IT teams to identify and resolve issues and helping create better guest experiences.

Fiscal Q3 2023 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	March 31, 2023	March 31, 2022	Change
Product	$241.1	$198.4	$42.7	22%
Service and subscription	91.4	87.1	4.3	5%
Total net revenue	$332.5	$285.5	$47.0	16%
Gross margin	57.7%	56.5%	1.2%	—
Operating margin	8.9%	6.1%	2.8%	—
Net income	$22.1	$12.8	$9.3	73%
Net income per diluted share	$0.17	$0.10	$0.07	70%

	Non-GAAP Results
	Three Months Ended
	March 31, 2023	March 31, 2022	Change
Product	$241.1	$198.4	$42.7	22%
Service and subscription	91.4	87.1	4.3	5%
Total net revenue	$332.5	$285.5	$47.0	16%
Gross margin	59.1%	58.0%	1.1%	—
Operating margin	15.6%	12.5%	3.1%	—
Net income	$38.8	$27.4	$11.4	42%
Net income per diluted share	$0.29	$0.21	$0.08	38%

•
Q3 ending cash balance was $203.0 million, an increase of $0.5 million from the end of Q2. This was primarily driven by operating cash flow generation of $48.2 million, partially offset by cash usage of $45.5 million for financing activities primarily for payments against our term loan and stock repurchases and cash usage of $2.4 million for investing activities for capital expenditures.
•
During Q3, we repurchased a total of 1.35 million shares of our common stock on the open market at a total cost of $25.0 million with a weighted average price of $18.51 per share.
•
Q3 accounts receivable balance was $158.6 million, an increase of $6.5 million from the end of Q2 and a decrease of $4.4 million from Q3 last year. Days sales outstanding** was 43 days, a decrease of 1 day from Q2 and a decrease of 8 days from Q3 last year.

•
Q3 ending inventory was $70.3 million, an increase of $6.5 million from Q2 and an increase of $32.6 million from Q3 last year. The quarter-over-quarter and year-over-year increases were primarily driven by an increase in finished goods inventory.
•
Q3 ending gross debt*** was $237.0 million, a decrease of $25.0 million from the end of Q2 and decrease of $78.8 million from Q3 last year. The decrease from Q3 last year resulted primarily from principal payments on our term loan. Q3 ending net debt**** was $34.0 million, a decrease of $25.5 million from $59.5 million in Q2 and a decrease of $115.2 million from $149.2 from Q3 last year.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in thousands):

Free Cash Flow	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Cash flow provided by operations	$48,182	$1,573	$168,519	$64,055
Less: Property and equipment capital expenditures	(2,363)	(4,477)	(8,634)	(11,130)
Total free cash flow	$45,819	$(2,904)	$159,885	$52,925

*SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud™ IQ (XIQ) and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue, deferred revenue and other U.S. GAAP accounting. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

** Days Sales Outstanding (DSO): DSO is calculated by dividing accounts receivable, net at the end of the quarter by revenue recognized during the quarter, multiplied by the total days in the quarter.

***Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

****Net Debt is defined as gross debt minus cash, as shown in the table below (in millions):

Gross debt	Cash	Net debt
$237.0	$203.0	$34.0

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its fourth quarter of fiscal 2023, ending June 30, 2023, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ4'23 Guidance – GAAP
Total net revenue	$340.0	$350.0
Gross margin	57.7%	59.7%
Operating margin	8.9%	10.8%
Net income per diluted share	$0.16	$0.22
Shares outstanding used in calculating GAAP EPS	133.2	133.2
FQ4’23 Guidance – Non-GAAP
Total net revenue	$340.0	$350.0
Gross margin	59.0%	61.0%
Operating margin	15.5%	17.3%
Net income per diluted share	$0.28	$0.34
Shares outstanding used in calculating non-GAAP EPS	133.2	133.2

The following table shows the GAAP to non-GAAP reconciliation for Q4 FY’23 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	57.7% - 59.7%	8.9% - 10.8%	$0.16 - $0.22
Estimated adjustments for:
Share-based compensation	0.4%	4.8%	0.12
Amortization of product intangibles	0.7%	0.7%	0.02
Amortization of non-product intangibles	0.2%	0.4%	0.01
Restructuring	—	0.1%	0.00
Litigation charges	—	0.3%	0.01
System transition cost	—	0.3%	0.01
Tax adjustment	—	—	(0.05)
Non-GAAP	59.0% - 61.0%	15.5% - 17.3%	$0.28 - $0.34

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the third fiscal quarter results as well as the business outlook for the fourth quarter ending June 30, 2023, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call by phone, please go to this link (Extreme Networks Q3'23 Earnings Registration Link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net debt and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to supply chain disruptions and component availability; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; macroeconomic and political and geopolitical factors, including the Russia/Ukraine conflict; a dependency on third parties for certain components and for the manufacturing of the Company’s products; and the impacts of COVID-19, and any worsening of the global business and economic environment as a result, on the Company’s business.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, Quarterly Reports on Form 10-Q for the quarter ended September 30, 2022 and December 31, 2022, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2023	June 30, 2022
ASSETS
Current assets:
Cash	$202,996	$194,522
Accounts receivable, net	158,637	184,097
Inventories	70,310	49,231
Prepaid expenses and other current assets	70,129	61,239
Total current assets	502,072	489,089
Property and equipment, net	45,230	49,578
Operating lease right-of-use assets, net	36,311	36,454
Intangible assets, net	19,622	32,515
Goodwill	394,668	400,144
Other assets	70,496	60,730
Total assets	$1,068,399	$1,068,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $2,128 and $2,276, respectively	$35,872	$33,349
Accounts payable	95,960	84,338
Accrued compensation and benefits	48,055	53,710
Accrued warranty	12,302	10,852
Current portion, operating lease liabilities	11,881	13,956
Current portion, deferred revenue	268,561	238,262
Other accrued liabilities	54,215	65,714
Total current liabilities	526,846	500,181
Deferred revenue, less current portion	195,675	163,357
Long-term debt, less current portion, net of unamortized debt issuance costs of $812 and $2,430, respectively	198,188	270,570
Operating lease liabilities, less current portion	33,446	33,256
Deferred income taxes	7,789	7,717
Other long-term liabilities	3,263	3,086
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 143,296 and 139,742 shares issued, respectively; 128,888 and 129,263 shares outstanding, respectively	143	140
Additional paid-in-capital	1,160,289	1,115,416
Accumulated other comprehensive loss	(12,922)	(3,055)
Accumulated deficit	(881,425)	(934,072)
Treasury stock at cost, 14,408 and 10,479 shares, respectively	(162,893)	(88,086)
Total stockholders’ equity	103,192	90,343
Total liabilities and stockholders’ equity	$1,068,399	$1,068,510

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Net revenues:
Product	$241,058	$198,373	$670,779	$574,636
Service and subscription	91,449	87,135	277,765	259,489
Total net revenues	332,507	285,508	948,544	834,125
Cost of revenues:
Product	108,915	92,582	312,265	264,459
Service and subscription	31,654	31,568	95,978	93,919
Total cost of revenues	140,569	124,150	408,243	358,378
Gross profit:
Product	132,143	105,791	358,514	310,177
Service and subscription	59,795	55,567	181,787	165,570
Total gross profit	191,938	161,358	540,301	475,747
Operating expenses:
Research and development	54,837	49,615	158,444	145,461
Sales and marketing	83,962	72,840	242,882	213,932
General and administrative	21,683	17,714	64,315	52,594
Acquisition and integration costs	—	2,833	390	6,456
Restructuring and related charges	1,363	407	2,320	978
Amortization of intangibles	510	638	1,537	2,596
Total operating expenses	162,355	144,047	469,888	422,017
Operating income	29,583	17,311	70,413	53,730
Interest income	774	109	2,055	302
Interest expense	(3,946)	(2,794)	(11,656)	(9,750)
Other income (expense), net	(367)	54	142	297
Income before income taxes	26,044	14,680	60,954	44,579
Provision for income taxes	3,913	1,856	8,307	5,718
Net income	$22,131	$12,824	$52,647	$38,861

Basic and diluted income per share:
Net income per share – basic	$0.17	$0.10	$0.41	$0.30
Net income per share – diluted	$0.17	$0.10	$0.39	$0.29

Shares used in per share calculation – basic	128,816	129,913	129,864	129,321
Shares used in per share calculation – diluted	133,025	133,415	133,716	133,779

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net Income	$52,647	$38,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,014	15,324
Amortization of intangible assets	11,415	15,670
Reduction in carrying amount of right-of-use asset	9,274	11,641
Provision for doubtful accounts	245	(3)
Share-based compensation	46,561	32,630
Deferred income taxes	338	228
Non-cash interest expense	756	3,611
Other	(6,148)	41
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	25,216	(5,068)
Inventories	(21,989)	(4,925)
Prepaid expenses and other assets	2,226	(28,054)
Accounts payable	12,570	8,481
Accrued compensation and benefits	(6,158)	(28,227)
Operating lease liabilities	(11,172)	(14,524)
Deferred revenue	46,502	16,725
Other current and long-term liabilities	(8,778)	1,644
Net cash provided by operating activities	168,519	64,055
Cash flows from investing activities:
Capital expenditures	(8,634)	(11,130)
Business acquisition, net of cash acquired	—	(69,517)
Net cash used in investing activities	(8,634)	(80,647)
Cash flows from financing activities:
Payments on debt obligations	(71,625)	(31,000)
Repurchase of common stock	(74,807)	(24,974)
Payments for tax withholdings, net of proceeds from issuance of common stock	(1,685)	(3,213)
Payment of contingent consideration obligations	—	(1,024)
Deferred payments on an acquisition	(3,000)	(3,000)
Net cash used in financing activities	(151,117)	(63,211)

Foreign currency effect on cash	(294)	(525)

Net increase (decrease) in cash	8,474	(80,328)

Cash at beginning of period	194,522	246,894
Cash at end of period	$202,996	$166,566

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net debt and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges, and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, and legal and professional fees related to the acquisition of Ipanema. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

Non-GAAP provision for income taxes may be higher or lower depending on the level and jurisdictional mix of pre-tax income and available U.S. research and development tax credits. As of the tax year ended June 30, 2022, we had U.S. federal net operating loss carryforwards of $184.4 million, state net operating loss carryforwards of $162.8 million and net operating loss carryforwards for the Irish holding Company of $8.9 million. These amounts were reflected in our requisite tax filings for each jurisdiction for the tax year ended June 30, 2022.

Over the next year, our cash taxes will be driven by certain US state taxes and the tax expense of our foreign subsidiaries which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish operating company which fully utilized available net operating loss carryforwards during the tax year ended June 30, 2021.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Revenues – GAAP	$332,507	$285,508	$948,544	$834,125

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Gross profit – GAAP	$191,938	$161,358	$540,301	$475,747
Gross margin – GAAP percentage	57.7%	56.5%	57.0%	57.0%
Adjustments:
Share-based compensation expense, Product	492	291	1,365	904
Share-based compensation expense, Services and subscription	930	343	2,568	1,056
Amortization of intangibles, Product	2,220	2,805	7,381	10,576
Amortization of intangibles, Service and subscription	815	815	2,444	2,444
Total adjustments to GAAP gross profit	$4,457	$4,254	$13,758	$14,980
Gross profit – non-GAAP	$196,395	$165,612	$554,059	$490,727
Gross margin – non-GAAP percentage	59.1%	58.0%	58.4%	58.8%

Non-GAAP Operating Income	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
GAAP operating income	$29,583	$17,311	$70,413	$53,730
GAAP operating income percentage	8.9%	6.1%	7.4%	6.4%
Adjustments:
Share-based compensation expense, cost of revenues	1,422	634	3,933	1,960
Share-based compensation expense, R&D	3,883	2,446	10,935	7,568
Share-based compensation expense, S&M	5,777	3,832	16,326	11,267
Share-based compensation expense, G&A	4,294	3,941	15,367	11,835
Acquisition and integration costs	—	2,833	390	6,456
Restructuring charges	1,363	407	2,320	978
Litigation charges	1,680	—	4,003	—
System transition costs	490	—	490	—
Amortization of intangibles	3,545	4,258	11,362	15,616
Total adjustments to GAAP operating income	22,454	18,351	65,126	55,680
Non-GAAP operating income	$52,037	$35,662	$135,539	$109,410
Non-GAAP operating income percentage	15.6%	12.5%	14.3%	13.1%

Non-GAAP net income	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
GAAP net income	$22,131	$12,824	$52,647	$38,861
Adjustments:
Share-based compensation expense	15,376	10,853	46,561	32,630
Acquisition and integration costs	—	2,833	390	6,456
Restructuring charge, net of reversal	1,363	407	2,320	978
Litigation charges	1,680	—	4,003	—
System transition costs	490	—	490	—
Amortization of intangibles	3,545	4,258	11,362	15,616
Tax effect of non-GAAP adjustments	(5,737)	(3,760)	(15,359)	(10,740)
Total adjustments to GAAP net income	$16,717	$14,591	$49,767	$44,940
Non-GAAP net income	$38,848	$27,415	$102,414	$83,801

Earnings per share
GAAP net income per share – diluted	$0.17	$0.10	$0.39	$0.29
Non-GAAP net income per share – diluted	$0.29	$0.21	$0.77	$0.63

Shares used in net income per share – diluted:
GAAP Shares used in per share calculation – basic	128,816	129,913	129,864	129,321
Potentially dilutive equity awards	4,209	3,502	3,852	4,458
GAAP and Non-GAAP shares used in per share calculation – diluted	133,025	133,415	133,716	133,779